EXHIBIT 10.2

MENTOR CORPORATION

SUMMARY OF MATERIAL CONTRACT TO REPURCHASE SHARES
WITH VA PARTNERS, LLC

On December 13, 2004, Mentor entered into an agreement to repurchase 1,500,000 shares of its Common stock from two investment partnerships managed by VA Partners, LLC, at a purchase price of $33.85 per share, the closing price of the Common Stock on the NYSE on that date.  On December 14, Mentor entered into another agreement with VA Partners, LLC, to repurchase an additional 750,000 shares of Mentor's Common stock at $34.00 per share, a small discount to the $34.41 closing price on the NYSE on that date.